Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the IronBridge Funds, Inc. does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the IronBridge Funds, Inc. for the year ended June 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the IronBridge Funds, Inc. for the stated period.

/s/ John G. Davis John G. Davis, President	/s/ Ty Baird Ty Baird, Treasurer
(Principal Executive Officer)	(Principal Financial Officer)
IronBridge Funds, Inc.	IronBridge Funds, Inc.

Dated: 9/2/2011
This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by IronBridge Funds, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.